UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                                                  36-2989662
(State or other jurisdiction of                                                        (I.R.S. Employer Identification Number)
                             incorporation or organization)

11 North Water Street, Suite 18290                                                                Mobile, Alabama                                                           36602
(Address of principal executive offices)                                                                                                                                               (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.

On April 25, 2012, International Shipholding Corporation issued a press release reporting its financial results for the first quarter of 2012.  A copy of the press release is filed as exhibit 99.1 to this report.

Item 5.07.    Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held April 25, 2012.  At the Annual Meeting, the Company’s stockholders (i) elected each of the eight persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (ii) ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year and (iii) approved, on a non-binding advisory basis, the Company’s executive compensation.

        The matters voted upon and the results of the voting were as follows:

(1) Election of Board of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-votes

1. Kenneth H. Beer	4,920,995	170,193	1,641,788
2. Erik L. Johnsen	4,911,842	179,346	1,641,788
3. Niels M. Johnsen	4,911,039	180,149	1,641,788
4. H. Merritt Lane III	4,919,687	171,501	1,641,788
5. Edwin A. Lupberger	4,915,729	175,459	1,641,788
6. James J. McNamara	4,441,221	649,967	1,641,788
7. Harris V. Morrissette	4,921,897	169,291	1,641,788
8. T. Lee Robinson, Jr.	4,887,388	203,800	1,641,788

(2) Ratification of PricewaterhouseCoopers LLP, independent registered public accountants, as our independent auditors for the fiscal year ending December 31, 2012:

Shares Voted For	6,687,114
Votes Against	25,843
Abstentions	20,019

(3) Non-binding advisory vote on executive compensation:

Shares Voted For	5,004,281
Votes Against	63,104
Abstentions	23,799
Shares Unvoted	1,641,792

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibit

Exhibit Number                                Document
99.1	Press Release dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date   April 27, 2012